                                                                     EXHIBIT 4.5

                           EXCEL COMMUNICATIONS, INC.

                        1997 DIRECTOR STOCK OPTION PLAN

         1. Purpose. The purpose of this 1997 Director Stock Option Plan (the "Plan") of Excel Communications, Inc., a Delaware corporation (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

         2. Eligibility. Options (each, an "Option") to purchase shares ("Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), may be granted only to Outside Directors. An "Outside Director" is a member of the Board of Directors of the Company ("Board of Directors") that is not an Employee (each, an "Optionee"). "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company. A "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended to date and as it may be hereafter amended from time to time (the "Code"), and a "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in
Section 424(f) of the Code.

         3.      Administration

                 (a) Board of Directors. The Board of Directors of the Company shall supervise and administer the Plan in compliance with the rules under Rule 16b-3 or any successor rule thereto ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All questions of interpretation of the Plan or of any Options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. In the event the Board of Directors so determines, a committee designated by the Board of Directors will administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the administration of employee benefit plans for Outside Directors, and all references in the Plan to the Board of Directors shall be deemed to be a reference to such committee.

                 (b) Powers of the Board of Directors. Subject to the provisions of the Plan and subject to the approval of any relevant authorities, including the approval, if required, of any national market system or established stock exchange upon which the Common Stock is quoted or listed, the Board of Directors shall have the authority in its discretion to, among other things:

                          (i) determine the Fair Market Value of the Common Stock, in accordance with Section 5(b) of the Plan;

                          (ii) determine the recipients of Options and the number of Shares to be covered by each Option granted hereunder, including the number of Shares to be covered by Options to be granted to any Optionee who, pursuant to a separate contractual arrangement with the Company, elects to convert the annual retainer to be paid to such Optionee into Options valued using a Black/Scholes pricing model agreed upon by the Company and such Optionee;

                          (iii) determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Board of Directors, in its sole discretion, shall determine; and

                          (iv) construe and interpret the terms of the Plan and awards granted pursuant to the Plan, and to amend or terminate the Plan as provided for in Section 10 hereof.

         4.      Stock Subject to the Plan

                 (a) Maximum Number of Shares. The maximum number of Shares which may be issued under the Plan shall be 400,000 shares of Common Stock, subject to adjustment as provided in Section 9 below.

                 (b) Termination of Options. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the Shares not purchased under such Option shall revert to and again become available for issuance under the Plan unless the Plan shall have terminated; provided, however, that shares of Common Stock that have been actually issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan. Shares that are withheld as payment of the Exercise Price of any Options (as set forth in Section 5(f)) shall be deemed issued for purposes of this Section.

                 (c) Stock Subject to the Plan. The stock subject to the Plan may be unissued shares or reacquired Shares, bought on the market or otherwise.

         5.      Terms, Conditions and Form of Options

                 (a)      Option Agreement

                          Each option agreement governing an Option ("Option
Agreement") shall be substantially in the form attached hereto as Exhibit A.
In the event any provisions of the Option Agreement and the Plan conflict, the provisions of the Plan shall control. The provisions of separate Options need not be identical, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions set forth in this Section 5.

                 (b) Option Exercise Price. The exercise price per Share for each Option granted under the Plan shall be equal to one hundred percent (100%) of the fair market value of each such Share ("Fair Market Value") on the date of grant. The Fair Market Value shall be equal to (i) if the Common Stock is quoted or listed on any national market system or established stock exchange, including without limitation the New York Stock Exchange (the "NYSE"), the closing sales price for such stock on the date of determination (or, if no such price is reported on such date, such price as reported on the nearest preceding day) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock), as reported in The Wall Street Journal or such other source as the Board of Directors deems reliable, or (ii) if the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the closing bid and asked prices for the Common Stock on the date of determination (or if such prices are not reported on such date, such prices as reported on the nearest preceding date), as reported in The Wall Street Journal or such other source as the Board of Directors deems reliable; or (iii) if the fair market value is not determined pursuant to (i) or (ii) above, the fair market value as determined in good faith by the Board of Directors.

                 (c) Options Non-Transferable. No Option shall be transferred, assigned, pledged or hypothecated by the Optionee or be made subject to execution, attachment or similar process otherwise than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Security Act of 1974, as amended ("ERISA"), or the rules thereunder ("QDRO"), and shall be exercised during the lifetime of the Optionee only by such person or any transferee pursuant to a QDRO.

                 (d) Exercise Period. Subject to Section 7, each Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board of Directors and as shall be permissible under the terms of the Plan. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable with respect to some or all of the Shares allotted to that period and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. In the event an Optionee ceases to serve as a director of the Company, each such Option may be exercised by the Optionee or by a permitted transferee (or, in the event of such person's death, by such person's administrator, executor or heirs) at any time within 12 months after the Optionee ceases to serve as a director, but only to the extent such Option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of 10 years from the date of grant.

                 (e) Exercise Procedure. Subject to Section 12, an Option shall be deemed to be exercised when written notice ("Exercise Notice") of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person or entity entitled to exercise the

Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Each person or entity who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay by cash or check to the Company all amounts necessary to satisfy applicable federal, state and local tax withholding requirements. No Option may at any time be exercised with respect to a fractional share.

                 (f) Payment of Exercise Price. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations at the time the Option is exercised, either
(i) in cash or check, or (ii) at the discretion of the Board of Directors in one or a combination of the following ways (which may be in combination with or in lieu of payment by cash or check), (A) by delivery to the Company of other shares of Common Stock of the Company to be valued at their Fair Market Value on the exercise date, or (B) withholding of shares that would otherwise be issued upon the exercise of the Option to be valued at their Fair Market Value on the exercise date.

         6. Nonstatutory Options. All Options granted under the Plan shall be nonqualified Options not entitled to special tax treatment under
Section 422 of the Code.

         7.      Effective Date and Term

                 The Plan was adopted by the Board of Directors of the Company on September 1, 1997 and by the stockholders of the Company on October 11, 1997 and became effective upon its adoption. The Plan shall continue in effect until it is terminated by action of the Board, but such termination shall not affect the terms of any outstanding Options.

         8.      Limitation of Rights

                 (a) No Right to Continue as Director. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

                 (b) No Stockholders' Rights for Optionees. Neither an Optionee nor any person to whom an Option is transferred pursuant to the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Option including, but not limited to, rights to vote or to receive dividends, unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and such person has become a record holder of such Shares.

         9.      Adjustments Upon Changes in Capitalization or Merger

                 (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible or exchangeable into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                 (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board of Directors shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option shall terminate immediately prior to the consummation of such proposed action; provided, however, that the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of an earlier date fixed by the Board of Directors and give each Optionee the right to exercise his or her Option as to all or any part of the Shares covered by such Option, including Shares as to which the Option would not otherwise be exercisable.

                 (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another entity in which the stockholders of the Company receive cash or securities of another issuer, or any combination thereof, in exchange for their shares of Common Stock, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity. For the purposes of this Section, the Option shall be considered assumed if, following the merger, consolidation or sale of assets, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the merger, consolidation or sale of assets, the per share consideration (whether stock, cash, or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock).

                 (d) In the event of any change of a type described in paragraphs (a) or (c) above, the Board of Directors shall make any further adjustment to the maximum number of shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors as to these matters shall be conclusive and binding on the Optionee.

         10.     Amendment and Termination of the Plan

                 The Board of Directors may amend or terminate the Plan in any respect whatsoever, provided that any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         11.     Notice

                 Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received. Any written notice to Optionees required by any provisions of the Plan shall be addressed to the Optionee at the address on file with the Company and shall become effective three days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

         12.     Regulatory Approval, Compliance and Other Matters.

                 (a) Options shall not be exercised, and Shares shall not be issued upon such exercise, unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended ("the Securities Act"), the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such Shares may then be listed or approved for listing upon notice of issuance, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such Shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any Shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any Shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

                 (b) Other Conditions. The Company may require any Optionee, or any person or entity to whom an Option is transferred pursuant to the Plan, as a condition to exercising any such Option, (i) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Shares; and (iii) to deliver such other documentation as may be necessary to comply with federal and state securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act and all applicable state securities laws, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares and may enter stop transfer orders against the transfer of the Shares issuable upon the exercised Options. The Company has no obligation to undertake registration of Options or the Shares issuable upon the exercise of Options.

                 (c)      Rule 16b-3.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and with respect to such persons all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Option Agreement. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall not apply to such persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

         13. Governing Law. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its conflict of laws rules.

                                                                       EXHIBIT A

                           EXCEL COMMUNICATIONS, INC.

                        DIRECTOR STOCK OPTION AGREEMENT

         THIS DIRECTOR STOCK OPTION AGREEMENT (this "Agreement") is entered into between Excel Communications, Inc., a Delaware corporation (the "Company"), and the person named on the signature page hereof ("Optionee") with the date of grant of the option as set forth on such signature page.

         To carry out the purposes of the EXCEL COMMUNICATIONS, INC. 1997 DIRECTOR STOCK OPTION PLAN (the "Plan"), by affording Optionee the opportunity to purchase shares of common stock of the Company ("Common Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase all or any part of the number of shares of Common Stock as set forth on the signature page hereto, on the terms and conditions set forth herein and in the Plan. The Optionee may review a copy of the Plan at the office of the Secretary of the Company at 8750 North Central Expressway, 20th Floor, Dallas, Texas 75231 This Option shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Vesting Schedule. Except only as specifically provided elsewhere herein, the Option shall be exercisable in the following cumulative installments:

         [NOTE: TO BE COMPLETED UPON GRANT OF OPTIONS.]

         3. Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option is set forth on the signature page hereto, which has been determined to be not less than the Fair Market Value of the Common Stock at the date of grant of this Option.

         4. Exercise of Option. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.

         5. Method of Payment. The purchase price of Exercised Shares acquired pursuant to an Option shall be paid as set forth in the Plan.

         6. Nontransferable and Termination. This Option is not transferable by Optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations orders, and may be exercised only by Optionee during Optionee's lifetime, except as provided in the Plan.

         7. Term. This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise for the consideration set forth in the Plan. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof.

         8. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option obligates the Company to withhold federal, state or local taxes the Optionee shall pay such amounts to the Company upon request by delivery of cash or check or in such other manner as is permitted by the Plan.

         9. Compliance with Securities Laws. Optionee agrees that the shares of Common Stock which Optionee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Optionee also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Board of Directors of the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

         10. Tax Consequences. The grant and/or exercise of the Option will have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

         11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

         12. Entire Agreement and Governing Law. The Plan is incorporated herein by reference as a part of this Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Agreement may not be amended except by means of a writing signed by the Company and Optionee. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall control. This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

         13. Miscellaneous. Optionee acknowledges receipt of a copy of the Plan and hereby warrants and represents that he or she has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all of the provisions of the Plan and this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plan and this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Optionee has executed this Agreement, all as of the day and year first above written.

                                        EXCEL COMMUNICATIONS, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        ---------------------------------------
                                                           , Optionee
                                        -------------------

                                        Address:

                                        ---------------------------------------

                                        ---------------------------------------


                                        Date of Grant:
                                                                ---------------
                                        Exercise Price
                                        Per Share:
                                                                ---------------
                                        Total Number of
                                        Optioned Shares:
                                                                ---------------
                                        Total Exercise Price:
                                                                ---------------

                                        Type of Option:      Nonqualified Stock
                                                             Option

                                        Expiration Date:
                                                               ----------------

                           EXCEL COMMUNICATIONS, INC.

                        1997 DIRECTOR STOCK OPTION PLAN

                                EXERCISE NOTICE

Excel Communications, Inc.
8750 North Central Expressway, 20th Floor
Dallas, Texas  75231

Attention:  Secretary

         1. Exercise of Option. Effective as of today, _____________, 199__, the undersigned ("Purchaser") hereby elects to purchase __________ shares (the "Shares") of the Common Stock of Excel Communications, Inc. (the "Company") under and pursuant to the 1997 Director Stock Option Plan (the "Plan") and the Director Stock Option Agreement dated _________, 199__ (the "Option Agreement"). The per share exercise price for the Shares shall be $__________, as specified in the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares or _____________________________
____________________________.

         3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option.
No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

         5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser had consulted with any tax consultants Purchaser deems advisable in connection with the purchaser or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Exercise Notice may not be amended except by means of a writing signed by the Company and Purchaser. This Exercise Notice is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:                                   Accepted by:

PURCHASER                                       EXCEL COMMUNICATIONS, INC.



                                                By:
------------------------                           ------------------------
Signature

                                                Its:
------------------------                            -----------------------
Print Name

Address:                                        Address:

------------------------                        8750 North Central Expressway,
                                                20th Floor
------------------------                        Dallas, Texas  75231





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